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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549




                                   FORM 8-K



                           Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



             Date of Earliest Event Reported:   November 15, 1996


                                 BIG B, INC.
            (Exact Name of Registrant as Specified in its Charter)


                                   Alabama
                (State or Other Jurisdiction of Incorporation)


         1-5025                                    63-0632551
(Commission File Number)               (I.R.S. Employer Identification No.)

                            2600 Morgan Road S.E.
                           Bessemer, Alabama 35023
              (Address of Principal Executive Offices/Zip Code)


                                (205) 424-3421
                       (Registrant's Telephone Number)
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Item 1.     Change in Control of Registrant.

            On November 15, 1996, Revco D.S., Inc. ("Revco") announced that it completed its cash tender offer (the "Offer") for all of the outstanding shares of the common stock, par value $0.001 per share (the "Common Stock"), of Big B, Inc. (the "Company") at a price of $17.25 per share in cash. According to Revco, as of the closing of the Offer at 9:00 a.m. on November 15, 1996, approximately 16,858,020 shares of the Company's Common Stock had been tendered and accepted for payment (the "Purchased Shares"). The aggregate purchase price for the Purchased Shares was approximately $290,800,845. According to Revco, the funds required by Revco to purchase the Purchased Shares were obtained from cash on hand and borrowings under Revco's $650 million Revolving Credit Facility.

            According to Revco, Revco owns an aggregate of 18,048,020 shares of the Company's Common Stock, which represents approximately 87.7% of the Company's Common Stock outstanding on November 15, 1996. Revco and the Company intend to proceed with the consummation of a merger pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated October 27, 1996, pursuant to which RDS Acquisition Inc. ("RDS"), a Delaware corporation and a wholly-owned subsidiary of Revco, will merge with and into the Company with the Company surviving as a wholly-owned subsidiary of Revco (the "Merger"). In the Merger, the remaining shares of the Company's Common Stock will be converted into the right to receive $17.25 per share in cash subject to the terms and conditions set forth in the Merger Agreement. The Company intends to call a special meeting of shareholders in late 1996 or early 1997, at which time the Merger Agreement will be presented for consideration by the Company's remaining shareholders. Because under Alabama law the approval of the holders of at least 66-2/3% of all outstanding shares of the Company's Common Stock is sufficient to approve and adopt the Merger Agreement, Revco can cause the Merger to occur without the affirmative vote of any other holders of shares of the Company's Common Stock. Revco and RDS have agreed pursuant to the Merger Agreement to vote all of the shares of the Company's Common Stock held by them in favor of approval and adoption of the Merger Agreement.

            Pursuant to the Merger Agreement, before the consummation of the Merger, Anthony J. Bruno, Vincent J. Bruno, James A. Bruno and Richard Cohn will resign from the Company's Board of Directors, and, subject to compliance with applicable law, RDS will designate the following individuals, each an employee of Revco, to the Company's Board of Directors: D. Dwayne Hoven, Carl
A. Bellini, Brian P. Carney, Jack A. Staph and Paul N. Harris.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

             (a)   Financial Statements.

                   NONE.

             (b)   Pro Forma Financial Information.

                   NONE.

             (c)   Exhibits.



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                                10.1    Press release of Revco D.S., Inc.,
                                        dated November 15, 1996, incorporated
                                        by reference to Amendment No. 16 to
                                        Tender Offer on Schedule 14D-1 and
                                        Statement on Schedule 13D of RDS
                                        Acquisition Inc. and Revco D.S., Inc.,
                                        filed November 15, 1996.










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                                   Signature

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

            Date: November 27, 1996.

                                BIG B, INC.

                                By:  /s/ Arthur M. Jones, Sr.
                                     Arthur M. Jones, Sr.
                                     President






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